UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
          ------------------------------------------------------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------

         Date of Report (Date of earliest event reported): April 6, 2005

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Nevada                      000-50073                87-0576481
          --------                    -----------              ------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)



      2200 Powell Street, Suite 675
         Emeryville, California                                   94608
     -------------------------------                             -------
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (510) 601-2000


                    ---------------------------------------
          (Former name or former address, if changed since last report)


================================================================================


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

                          CURRENT REPORT ON FORM 8-K/A
                                (AMENDMENT NO. 1)

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.


                                  APRIL 6, 2005

                                TABLE OF CONTENTS
                                                                                                               PAGE
                                                                                                               ----

Items 1.01, 5.01 and 5.02.   Entry into a Material Definitive Agreement, Changes in Control of the
              Registrant and Departure of Directors or Principal Officers; Election of Directors;
              Appointment of Principal Officers ..................................................................1
              The Merger..........................................................................................1
              Changes Resulting from the Merger...................................................................1
              Expansion of Board of Directors.....................................................................2
              Accounting Treatment; Change of Control.............................................................2
              Private Offerings...................................................................................3
              Registration Statement..............................................................................3
              Security Ownership of Certain Beneficial Owners and Management......................................4

Item 2.01.    Completion of Acquisition or Disposition of Assets..................................................5
              The Merger..........................................................................................5
              Election of Board of Directors......................................................................6
              Description of Our Company and Our Predecessor......................................................6
              Company Overview....................................................................................7
              Corporate Information...............................................................................7
              Market Overview.....................................................................................8
              Business Strategy...................................................................................8
              Product and Drug Pipeline..........................................................................10
              Scientific Discovery Platforms.....................................................................11
              Intellectual Property..............................................................................13
              License and Research Agreements....................................................................14
              Government Regulation..............................................................................14
              Manufacturing......................................................................................16
              Competition........................................................................................17
              Employees..........................................................................................17
              Facilities.........................................................................................17
              Legal Proceedings..................................................................................17
              Risk Factors.......................................................................................17
              Cautionary Language Regarding Forward-Looking Statements and Industry Data.........................25
              Directors and Executive Officers After the Merger..................................................25
              Meetings of our Board of Directors.................................................................26
              Compensation of Directors..........................................................................26
              Board Committees...................................................................................27
              Indebtedness of Directors and Executive Officers...................................................27
              Family Relationships...............................................................................28
              Legal Proceedings..................................................................................28
              Executive Compensation.............................................................................28
              Options/SAR Grants and Fiscal Year End Option Exercises and Values.................................28
              Employment Agreements..............................................................................29

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

              Stock Incentive Plan...............................................................................29
              Simplified Employee Pension Plan...................................................................31
              Certain Relationships and Related Transactions.....................................................31

Item 3.02.    Unregistered Sales of Equity Securities............................................................31
              Description of Securities..........................................................................33
              Trading Information................................................................................34

Item 9.01.    Financial Statements and Exhibits..................................................................34

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


ITEMS 1.01, 5.01 AND 5.02. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, CHANGES IN CONTROL OF THE REGISTRANT AND DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On April 6, 2005, we completed a so-called "reverse merger" transaction, in which we caused LTUP Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Bionovo, Inc., a Delaware corporation. Bionovo is a drug discovery and development company focusing on cancer and women's health. As a result of the merger, Bionovo became our wholly-owned subsidiary, with Bionovo's former security holders acquiring a majority of the outstanding shares of our common stock, par value $0.0001 per share. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated April 6, 2005 (the "Merger Agreement"), as discussed below. A copy of the Merger Agreement was included as an exhibit to our Current Report on Form 8-K, dated April 6, 2005, which was filed with the U.S. Securities and Exchange Commission on April 8, 2005. Immediately prior to the closing of the merger, Bionovo, Inc. completed a private offering of shares of Units comprised of common stock and warrants to accredited investors, and received gross proceeds of $8,095,500 at the closing of the private offering. On May 5, 2005, we also completed a private offering of Units comprised of common stock and warrants and received gross proceeds of $2,135,000.

         We intend to reincorporate our company to Delaware from Nevada and change our name to Bionovo, Inc., upon satisfaction of required stockholder notice. In connection with the name change, we will seek a new trading symbol.

THE MERGER

         Pursuant to the Merger Agreement, at closing, stockholders of Bionovo received one share of our common stock for each share of Bionovo common stock in the merger. As a result, at closing we issued 37,842,448 shares of our common stock to the former stockholders of Bionovo, representing approximately 90.4% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties. As of April 6, 2005, our board of directors also approved a change in our certifying accountant. Prior to effecting the change of our certifying accountant, the board of directors determined to retain our current accountants in connection with the preparation of our Form 10-QSB for the quarter ended March 31, 2005.

         The shares of our common stock issued to former holders of Bionovo common stock in connection with the merger, including the investors in the Bionovo private offering, and the shares of our common stock issued in our subsequent private offering, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

         CHANGES RESULTING FROM THE MERGER. We intend to carry on Bionovo's business as our sole line of business. Bionovo is based in Emeryville, California, and is engaged in the business of drug discovery and development focusing on cancer and women's health. We have relocated our executive offices to those of Bionovo at 2200 Powell Street, Suite 675, Emeryville, California 94608. Our telephone number is (510) 601-2000.

         Pre-merger stockholders of our company are not required to exchange their existing Lighten Up Enterprises International stock certificates for certificates of Bionovo, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the reverse merger. The American Stock Exchange and Nasdaq SmallCap Market, upon one of which we intend to apply to list our common stock for trading, will also consider the submission of existing stock certificates as "good delivery." We cannot be certain that we will receive approval to list our common stock on that exchange or market.

         Under Nevada law, we did not need the approval of our stockholders to complete the merger, as the constituent corporations in the merger were LTUP Acquisition and Bionovo, each of which is or was a Delaware corporation. We were not a constituent corporation in the merger. The merger and its related transactions were approved by the holders of a requisite number of shares of Bionovo common stock by written consent on March 28, 2005.

         EXPANSION OF BOARD OF DIRECTORS. Pursuant to the Merger Agreement, at the closing of the merger, the board of directors of Lighten Up Enterprises International was increased from one to four directors. In accordance with Lighten Up Enterprises International's by-laws for filling newly-created board vacancies, Mary E. Ross, the then existing sole director of Lighten Up Enterprises International, appointed Isaac Cohen, a director of Bionovo, to serve as an additional director of Lighten Up Enterprises International effective at the closing of the merger. In connection with the appointment of Mr. Cohen to the board of directors on April 6, 2005, Ms. Ross additionally proposed David Naveh and Mary Tagliaferri to serve as directors of Lighten Up Enterprises International, to take effect upon compliance by Lighten Up Enterprises International with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act. Ms. Ross also resigned as a director following the closing, with her resignation to take effect only upon compliance by Lighten Up Enterprises International with the provisions of
Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act.

         On April 6, 2005, Mr. Cohen was named Chairman, President, Chief Executive Officer and Chief Scientific Officer and Ms. Tagliaferri was named Vice President, Chief Regulatory Officer, Secretary and Treasurer. At the same time, Ms. Ross resigned as an officer of Lighten Up Enterprises International.

         On May 22, 2005, the eleventh day following the mailing of an Information Statement in accordance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act as referenced above, Drs. Tagliaferri and Naveh became members of our board of directors.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

         ACCOUNTING TREATMENT; CHANGE OF CONTROL. The merger is being accounted for as a "reverse merger," since the stockholders of Bionovo owned a majority of the outstanding shares of our common stock immediately following the merger. Bionovo is deemed to be the acquiror in the reverse merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Bionovo and will be recorded at the historical cost basis of Bionovo. Despite the foregoing, however, Lighten Up Enterprises International's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 will contain, in accordance with the rules and regulations of the SEC, information regarding Lighten Up Enterprises International's historical cookbook publishing and marketing business. Except as described in the previous paragraphs and in "Certain Relationships and Related Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of the 37,842,448 shares of our common stock, a change in control of our company occurred on the date of the consummation of the merger. We will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, following the merger.

PRIVATE OFFERINGS

         PRIOR PRIVATE OFFERING BY BIONOVO. Immediately prior to the closing of the reverse merger, Bionovo completed a private offering of Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo common stock and warrants to purchase 25,000 shares of Bionovo common stock for $0.75 per share and 25,000 shares of Bionovo common stock for $1.00 per share exercisable for a period of five years. Bionovo sold 80.955 Units and received gross proceeds of $8,095,500 at the closing of the private offering.

         In connection with the Bionovo private offering, placement agents and advisors received an aggregate cash payment of $854,550 and warrants to purchase 1,709,100 shares of Bionovo common stock at $.50 per share which were amended to become warrants to purchase Lighten Up Enterprises International common stock as described above. Of such cash payment, $45,000 was paid in connection with the conversion of $450,000 aggregate principal amount secured promissory notes of Bionovo into a total of 1,251,448 shares of Lighten Up Enterprises International common stock. In connection with the reverse merger, advisors received an aggregate cash payment of $100,000 and warrants to purchase 1,979,630 shares of Lighten Up Enterprises International common stock at $0.01 per share.

         Immediately after the closing of the reverse merger, we had outstanding 41,842,448 shares of common stock, warrants to purchase 8,425,024 shares of common stock, and stock options to purchase 1,884,465 shares of common stock.

         SUBSEQUENT PRIVATE OFFERING BY LIGHTEN UP. As disclosed above, Bionovo completed a private offering of Units which was consummated immediately prior to the reverse merger. On May 5, 2005, Lighten Up Enterprises International completed a private offering of Units to accredited investors, as defined in Regulation D, upon terms similar to those provided in Bionovo's private offering. Units of Lighten Up Enterprises International were privately offered at $100,000, where each Unit was comprised of 200,000 shares of common stock of Lighten Up Enterprises International, and five year warrants to purchase 25,000 shares of Lighten Up Enterprises International common stock at an exercise price of $0.75 per share and 25,000 shares of Lighten Up Enterprises International common stock at $1.00 per share. The aggregate number of Units offered in the Lighten Up Enterprises International private offering was 39.045 Units ($3,904,500), of which 21.35 Units were sold on May 5, 2005 for total gross proceeds of $2,135,000. The aggregate number and type of securities issued in the Lighten Up Enterprises International private offering, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of Lighten Up Enterprises International common stock and warrants to purchase 533,750 shares of Lighten Up Enterprises International common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of Lighten Up Enterprises International common stock at an exercise price of $1.00 per share. Placement agents in the Lighten Up Enterprises International private offering received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of Lighten Up Enterprises International common stock at an exercise price of $0.50 per share.

         REGISTRATION STATEMENT. Under the terms of the above private offerings, Lighten Up Enterprises International has agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of Lighten Up Enterprises International common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private offerings. Lighten Up Enterprises will use its best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not filed or is, for any reason, not declared effective within the foregoing time periods, Lighten Up Enterprises International will be obligated to pay liquidated damages to the investors in the private offerings. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days (or part thereof) after the relevant date (i.e., filing date or effective date), and for any subsequent 30-day period (or part thereof), thereafter. Lighten Up Enterprises International will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933. Additional information concerning our private offering is included in Item 3.02, "Unregistered Sales of Equity Securities."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on May 31, 2005 by:

         o each person who is known by us to beneficially own 5% or more of our common stock;

         o   each of our directors and executive officers; and

         o   all of our directors and executive officers, as a group.

         Except as otherwise set forth below, the address of each of the persons listed below is c/o Bionovo, Inc., 2200 Powell Street, Suite 675, Emeryville, California 94608.


    NAME AND ADDRESS OF                       NUMBER OF SHARES             PERCENTAGE OF SHARES
     BENEFICIAL OWNER                       BENEFICIALLY OWNED (1)        BENEFICIALLY OWNED (2)
--------------------------------------   ---------------------------   ---------------------------
Isaac Cohen (3)                                  9,891,094                         21.4%

Mary Tagliaferri (4)                             9,891,094                         21.4%

David Naveh (5)                                    510,000(6)                       1.1%

Directors and executive officers as a           20,292,188(7)                      43.5%
group (3 persons)

------------------------
* Less than 1% of outstanding shares.

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after May 31, 2005, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 46,112,448 shares of common stock outstanding on May 31, 2005.

(3) Mr. Cohen has served as a member of our board of directors and as our chairman of the board, chief executive officer, president and chief scientific officer since April 6, 2005.

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

(4) Dr. Tagliaferri has served as our vice president, chief regulatory officer, secretary and treasurer since April 6, 2005 and as a member of our board of directors since May 22, 2005, which date was the eleventh day following the mailing to our stockholders of an Information Statement in accordance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act.

(5) Dr. Naveh has served as a member of our board of directors since May 22, 2005, which date was the eleventh day following the mailing to our stockholders of an Information Statement in accordance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act.

(6) Represents shares of common stock that may be acquired within 60 days of May 31, 2005 pursuant to stock options held by Dr. Naveh.

(7) Includes 510,000 shares of common stock that may be acquired by Dr. Naveh within 60 days of May 31, 2005 pursuant to stock options.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         Information concerning the principal terms of the merger and the business of Bionovo is set forth below.

THE MERGER

         THE MERGER. On April 6, 2005, we, our wholly-owned subsidiary LTUP Acquisition Corp. and Bionovo entered into the Merger Agreement. On April 6, 2005, LTUP Acquisition was merged with and into Bionovo under Delaware corporate law, with Bionovo surviving to become our wholly-owned subsidiary.

         Pursuant to the Merger Agreement, at closing, stockholders of Bionovo received one share of our common stock for each share of Bionovo common stock in the merger. As a result, at closing we issued 37,842,448 shares of our common stock to the former stockholders of Bionovo, representing 90.4% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties. In addition, all warrants issued by Bionovo to purchase shares of Bionovo common stock outstanding immediately prior to the merger were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Bionovo, including the number of shares issuable upon the exercise of the warrants. Immediately prior to the closing of the merger, all outstanding Bionovo warrants were exercisable for 6,445,394 shares of Bionovo common stock, which included the warrants issued in Bionovo's private offering. At the closing of the merger, these warrants were amended to become warrants to purchase the same number of shares of our common stock. Further, all stock options issued by Bionovo under its Stock Incentive Plan and otherwise to purchase shares of Bionovo common stock outstanding immediately prior to the merger were amended to become stock options to purchase our common stock on the same terms and conditions as those stock options issued by Bionovo, including the number of shares issuable upon the exercise of such stock options. Immediately prior to the closing of the merger, all outstanding Bionovo stock options were exercisable for 1,884,465 shares of Bionovo common stock. At the closing of the merger, these stock options were amended to become stock options to purchase the same number of shares of our common stock. Also as part of the merger, we assumed Bionovo's Stock Incentive Plan which plan is intended to promote the our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance by our company. Under the plan, 3,600,000 unissued shares of our common stock were initially reserved for issuance upon the exercise of stock options granted and available to be granted and restricted stock awards available to be granted. As of May 9, 2005, we approved an amendment to the plan reducing the number of shares of common stock issuable under the plan to 3,496,788.

         In connection with the merger, a total of 21,040,000 shares of our common stock owned by Mary E. Ross and Gary Lewis were repurchased by us in consideration of our agreement to sell our historical business and then cancelled at the closing of the merger. Immediately following the closing, we sold to Ms. Ross our historical book publishing and marketing operations. Giving effect to the cancellation of these stockholders' shares, there were 4,000,000 shares of our common stock outstanding before the impact of the stock issuances in the merger. The 4,000,000 shares constituted our "public float" prior to the merger.

         Following the merger, all of our business operations will be conducted through our wholly-owned subsidiary, Bionovo, Inc. See "Description of Business" below. Prior to the merger, there were no material relationships between us and Bionovo or any of the companies' respective affiliates, directors or officers, or any associates of the respective officers or directors. All of our pre-merger liabilities were settled at or prior to the merger.

         ELECTION OF BOARD OF DIRECTORS. Pursuant to the Merger Agreement, at the closing of the merger, the board of directors of Lighten Up Enterprises International was increased from one to four directors. In accordance with Lighten Up Enterprises International's by-laws for filling newly-created board vacancies, Mary E. Ross, the then existing sole director of Lighten Up Enterprises International, appointed Isaac Cohen, a director of Bionovo, to serve as an additional director of Lighten Up Enterprises International effective at the closing of the merger. In connection with the appointment of Mr. Cohen to the board of directors on April 6, 2005, Ms. Ross additionally proposed David Naveh and Mary Tagliaferri to serve as directors of Lighten Up Enterprises International, to take effect upon compliance by Lighten Up Enterprises International with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act. Ms. Ross also resigned as a director following the closing, with her resignation to take effect only upon compliance by Lighten Up Enterprises International with the provisions of
Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act.

         On April 6, 2005, Mr. Cohen was named Chairman, President, Chief Executive Officer and Chief Scientific Officer and Ms. Tagliaferri was named Vice President, Chief Regulatory Officer, Secretary and Treasurer. At the same time, Ms. Ross resigned as an Officer of Lighten Up Enterprises International.

         On May 22, 2005, Drs. Tagliaferri and Naveh became members of our board of directors. May 22, 2005 was the eleventh day following the mailing of an Information Statement in accordance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act as referenced above.

DESCRIPTION OF OUR COMPANY AND OUR PREDECESSOR

         We were formed as a Nevada corporation on January 29, 1998 under the name "K.H.F. Restaurants, Corp." On May 5, 2000 we changed our name to "K.H.F. Technologies" and on July 11, 2002 we changed our name to Lighten Up Enterprises International, Inc. Prior to the merger, we were a company that developed, published, marketed, and sold a cook book of recipes. After the merger, we discontinued our previous business and succeeded to the business of Bionovo as our sole line of business. Accordingly, the past trading history of our common stock is not relevant due to the change in our business. We intend to reincorporate our company to Delaware from Nevada and change our name to

Bionovo, Inc., after satisfying notice requirements to our stockholders of the approval of such actions by the written consent of the holders of a majority of our outstanding common stock.

                             DESCRIPTION OF BUSINESS

         Unless the context otherwise requires, "we," "our," "us" and similar expressions refer to Bionovo, Inc., a Delaware corporation, separately prior to the merger of a wholly-owned subsidiary of Lighten Up Enterprises International with and into Bionovo on April 6, 2005, and Lighten Up Enterprises International, as successor to the business of Bionovo, after giving effect to the merger.

COMPANY OVERVIEW

         We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

         Many of the top 35 worldwide selling prescription drugs are derived from natural products. Moreover, approximately 62% of all chemotherapeutic agents are derived from natural or botanical products. There were 15 new natural product-derived drugs launched from 2000 to 2003, as well as 15 natural product-derived compounds in Phase III clinical trials or registration at the end of 2003. Some of the new drugs were new drug types such as the antimalarial arteether, echinocandin- derived antifungal caspofungin and the anti-Alzheimer's drug galantamine.

         Although as many as 120 of the drugs used by physicians today are still produced from botanical fractions and are not synthesized, like atropine, codeine, quinine, morphine, steroids, taxanes and vinca derivatives, we are aware of only a handful of companies attempting to create new drugs from botanical sources. We believe opportunities to discover and develop important new drugs from botanical extracts remain largely untapped.

         We have one drug, MF101, designed to alleviate the symptoms of menopause, entering Phase II clinical trials, and an anti-cancer agent for breast and ovarian cancer, BZL101, for which the results of the Phase I clinical trial are being completed and an investigational new drug (or IND) application is being prepared to conduct a Phase II clinical trial. We are in the process of preparing IND submissions to the U.S. Food and Drug Administration (or FDA) for Phase I trials of a second anti-cancer agent, AA102, and another drug, VG101, for the treatment of post-menopausal vaginal dryness.

         We select plant extracts to screen against well-understood therapeutic targets. Biological assays developed by us or others are used to screen and validate a substantial pipeline of botanical extracts we believe have therapeutic applications.

         With MF101 entering Phase II and BZL101 completing Phase I human trials, we are a leading company seeking FDA approval for novel formulations derived from natural substances.

CORPORATE INFORMATION

         Bionovo, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. In April 2005, Bionovo, Inc. completed a reverse merger transaction with Lighten Up Enterprises International, Inc., with Bionovo, Inc. surviving as a wholly-owned subsidiary of Lighten Up Enterprises International. Our corporate headquarters are located at 2200 Powell Street, Suite 675, Emeryville, California 94608. Our telephone number is (510) 601-2000, and our fax number is (510) 601-5050. We maintain a website with the address www.bionovo.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this report.

MARKET OVERVIEW

         MENOPAUSE. Menopause refers to the period after a woman ceases menstruating. It is estimated that approximately 75% of the 36 million menopausal women in the U.S. experience unpleasant, menopause-related side effects including hot flashes, depression and vaginal dryness (SOURCE:
Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). Moreover, menopause is associated with difficulties concentrating, mood swings, vaginal dryness, frequent urination, weight gain, vaginal and urethral infections, depression and migraine headaches, as well as life-threatening conditions such as heart disease, osteoporosis, cognitive decline and breast cancer.

         For decades, administration of estrogen and progesterone through hormone replacement therapy (or HRT) has been the primary treatment for the symptoms of menopause such as hot flashes. Recent studies, however, have found the risks associated with long-term use of HRT outweigh the benefits. MF101 is intended to be used in lieu of HRT and to control climacteric symptoms in patients.

         BREAST AND OVARIAN CANCER. According to the American Cancer Society
(ACS) 2005 CANCER FACTS AND Figures, breast cancer is the second leading cause of cancer death in women, with more than 200,000 newly diagnosed cases each year and over 2 million survivors in the U.S. Cancer is characterized by uncontrolled cell division resulting in the growth of a mass of cells commonly known as a tumor. Breast cancer, like other forms of cancer, if not eradicated, can spread or metastasize throughout the body. To date, there is no cure for women with advanced metastatic breast cancer.

         Ovarian cancer is a silent disease that has no specific symptoms until late in its course. It is the leading cause of death among gynecological malignancies, and claims more women's lives each year than all other gynecological tumors combined. Greater than 60% of cases are diagnosed in the advanced stages of the disease (Stages III and IV). Among patients with disease in Stages III and IV, the five-year overall survival rates are much lower, ranging from 1% to 30% in the world's major pharmaceutical markets (U.S., Western Europe and Japan). It is estimated that approximately $1.8 billion is spent in the U.S. each year on the treatment of ovarian cancer.

         Breast cancer patients are treated with chemotherapy, hormonal therapy or monoclonal antibody drugs. BZL101 is a capase independent apoptotic inducer designed to kill cancer cells and increase survival rates.

         The standard treatment for Stage III ovarian cancer includes surgery followed by chemotherapy. Approximately 95% of patients diagnosed with Stage III disease receive chemotherapy. Women diagnosed with Stage IV ovarian cancer are treated in the same manner as Stage III, but the estimated percentage of those treated with chemotherapy drops to 90% because chemotherapy is no longer considered effective for some patients. We believe BZL101 can potentially be used to lower tumor burden and improve survival.

BUSINESS STRATEGY

         Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. Our strategy consists of the following key elements:

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         INTEGRATE SCIENTIFIC DISCOVERIES WITH NATURAL SUBSTANCES USED IN
         TRADITIONAL CHINESE MEDICINE

         For more than 4,000 years, Chinese people have used Traditional Chinese Medicine (or TCM), for the prevention and treatment of disease. Advances in science and technology and analytical methodology for natural products, can be harnessed for the discovery and development of new drugs from the botanicals used in TCM. We intend to continue to integrate cutting edge scientific discoveries and modern medicine with our expertise in natural substances used in TCM to discover and screen novel formulations derived from botanicals.

         FOCUS ON CANCER AND WOMEN'S HEALTH

         We have intentionally directed our focus on initial medical applications with urgent needs and very large potential markets. With this strategy, even a small market penetration should result in relatively substantial revenue streams. Under this strategy, we have initially directed our attention to the design of drugs to target cancer and women's health.

         Cancer is the leading cause of death in the U.S., yet there remain unmet needs, and current treatments remain ineffective and inadequate for some populations. In the current propitious health care regulatory environment, the FDA regulatory requirements for approval of cancer drugs has been modified because of the immediacy for treatment of this disease. There are approximately 27 million women suffering menopausal symptoms such as hot flashes and vaginal dryness (SOURCE: Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). To date, pharmaceutical interventions offered for women suffering menopausal symptoms are either partially unsatisfactory, or they have significant undesirable side-effects. Relying in part on what we believe to be our novel system for the assessment of selective estrogen receptors ((alpha) and (beta)) modulators, or SERMs, their downstream co-regulatory proteins and their transcriptional outcome as well as pro-apoptotic agents, we intend to continue to target this significant market opportunity for drugs targeting cancer and women's health.

         DEVELOP OUR EXISTING PRODUCT PORTFOLIO

         We currently have a portfolio of two drugs, one menopausal (MF101) and one anti-cancer (BZL 101), which have advanced to clinical trials and are under current development. We also are preparing IND applications for Phase I trials for a second anti-cancer drug (AA102) and for a vaginal gel (VG101) to treat vaginal dryness. We intend to further develop these drugs both by expanding our internal resources and by collaborating with leading governmental and educational institutions as well as other companies.

         FOSTER ACADEMIC AND INDUSTRY COLLABORATIONS

         We have developed research and development relationships with faculty members at the University of California at San Francisco (UCSF), the University of California at Berkeley (UCB), the University of California at Davis (UCD), University of Texas, Southwestern (UTS) and the University of Colorado Health Sciences College (UCHSC). These collaborations provide access to leading intellectual and physical resources, and we believe should augment funding for academic development and accelerate technology transfer of promising innovations. We intend to continue our collaboration with UCSF, UCB, UCD, UTS and UCHSC. We also intend to leverage the intellectual resources of other major research centers by seeking additional academic collaborations.

         Bionovo's initial funding for research and development was through peer reviewed academic grants. We intend to continue to seek government grants to fund exploratory research.

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

         We will also seek strategic scientific collaborations with other biotechnology and pharmaceutical companies in order to expand and accelerate the process to product development. We believe this will augment our research and development capabilities as well as provide potential sales channels for our products. We plan to target specific biotech and pharmaceutical companies in need of Bionovo's proprietary technology or potential products in the endeavor to reach licensing and development agreements.

         DIVERSIFY APPLICATION OF DRUG CANDIDATES FOR EXTENDED INDICATIONS

         Many of our initial products under development are not specific for women's health, although the initial clinical trials will focus on this application. Anticancer therapeutics, for example, will apply to a wide range of oncological applications. Similarly, hormonally-active drugs could potentially be used to treat prostate cancer or osteoporosis. Accordingly, we intend to pursue alternative applications for our drug candidates when deemed appropriate, to increase our chances of commercial success.

PRODUCT AND DRUG PIPELINE

         We currently focus on developing drug products designed to treat cancer and women's health through multiple targets via well-defined physiological regulatory mechanisms. Over forty promising substances have already been identified and are ready to be taken through the FDA approval process.

         We currently have the following drug candidates in human trials in the
U.S.:

o MF101, a selective estrogen receptor beta (ER(beta)) agonist, is designed to alleviate the symptoms of menopause, including hot flashes, night sweats, and bone mineral loss. Results from the Phase I study show MF101 is safe, well tolerated and effective at reducing the number of hot flashes experienced in peri-menopausal and menopausal women. In the Phase I trial, MF101 did not adversely alter serum reproductive hormones, suggesting that it will not increase the risk of either breast or uterine cancer. Unlike estrogen, MF101 does not activate genes, such as c-myc and cyclin D1, associated with the promotion of cancer. A multicenter, Phase II double-blind, placebo-controlled, randomized clinical trial under the directorship of Dr. Deborah Grady at the University of California, San Francisco is expected to commence in the Fall of 2005.

o BZL101, an apoptosis inducing factor (AIF) translocator/activator, is an anticancer agent for breast and ovarian cancers that also may be effective in the treatment of other solid tumors. We have completed a Phase I clinical trial in women with advanced breast cancer and are currently evaluating the results. Early analysis shows that BZL101 has no serious toxicity. We are in the process of preparing an IND for a Phase II trial of BZL101 and, assuming FDA approval, project to begin such trial when we secure sufficient funding for this next phase of clinical testing.

         Our drug pipeline also includes the following drugs that have not yet entered human clinical trials, but for which IND applications are being prepared:

o AA102, an apoptosis inducer, is an anticancer agent that attenuates mitochodrial membrane potential to cause a cytochrome c release and caspase activation to induce apoptosis. An IND application currently is being prepared. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for the trial.

o VG101, a combination of selective ER(beta)agonist, vasodilator and an antimicrobial agent, is an intra-vaginal gel for the treatment of postmenopausal vaginal dryness. An IND application is being

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

     prepared for submission to the FDA. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for clinical testing.

SCIENTIFIC DISCOVERY PLATFORMS

         SCREENING PHILOSOPHY

         A useful strategy for the discovery of biologically active compounds from plants utilizes information about the traditional medicinal use of these botanical agents. An advantage to this strategy over random screening is that the extensive clinical tradition and literature may allow for some rationalization with respect to the biological potential for their reputed use. Since most organisms living today evolved under similar adaptation pressures, it is plausible that plants can interact with mammalian organic processes, along similar lines as nutrition from food, and therefore, can be utilized to regulate pathological conditions as they do normal physiological functioning.

         As an example, experimental antineoplastic (inhibiting or preventing the growth or development of malignant cells) agents derived from botanicals have been under study in China since the mid-fifties. Agents discovered through this effort include: campothecin (CPT) and hydroxycampothecin (OPT) from CAMPOTHECA ACUMINATA Decne, Harringtonine and homoheringtonine from several species of CEPHALOTAXUS, Indirubin from BAPHICACANTHES CUSIA Bremek and INDIGOFERA TINCTORIA L. and Kanglaite from COIX LACHRYMA- JOBI L.

         Our strategic advantage for drug development is our extensive clinical knowledge and experience with natural compounds coupled with definitive knowledge of the proper scientific tools for screening. Instead of creating massive screens, we select the most likely candidate compounds and test them for efficacy and toxicity with state of the art screening models such as estrogen receptor regulation or induction of apoptosis. To date, our positive hit rate has varied between 25% to 40%.

         Our clinical knowledge also accelerates the preclinical testing due to the longstanding anecdotal knowledge regarding the toxicities of these agents. The shorter time to clinic provides an opportunity to exercise major savings and prolong the exploitation of the patent.

         SCIENTIFIC DISCOVERY PLATFORM I: ANTICANCER DRUGS

         A substantial number of Chinese medicinal herbs have traditionally been used to prevent and treat cancer. These herbal preparations are purported to have many biological effects including direct anti-proliferative effects on cancer cells, anti-mutagenic activity, and stimulatory or suppressive effects on immune responses.

         Aqueous and ethanol extracts from seventy-one Chinese medicinal herbs historically used for cancer treatment were evaluated for antiproliferative activity on five breast cancer cell lines. Twenty-six percent (19/71) of the extracts demonstrated greater than 50% growth inhibition on 80% of the cancer cell lines tested while five more herbs showed the same activity on fewer cell lines. These results, as well as our data from dose-response curves, DNA fragmentation and flow cytometric analyses, indicate that many of the herbs have significant growth inhibitory effects on breast cancer cells IN VITRO. Furthermore, IN VIVO tests of some of the extracts in a mouse xenograph model show a significant inhibition of tumor formation with oral administration, with no toxicity or compromise to the mice activity including fluid and food intake.

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         SCIENTIFIC DISCOVERY PLATFORM II: HORMONE REPLACEMENT THERAPY AND
         SELECTIVE ESTROGEN RECEPTOR MODULATORS

         Over 300 plants synthesize compounds that interact with estrogen receptors (ER), known as phytoestrogens. Elucidating how phytoestrogens regulate ER transcriptional and cell proliferation pathways could have a profound impact on women. For example, phytoestrogens may prevent some cancers that are common in postmenopausal women. In fact, the lowest rates of breast, endometrial and colon cancers are observed in countries that have a high consumption of phytoestrogens in their diet.

         Our goal is to identify herbs that may be effective at preventing or treating breast cancer as well as potential compounds for hormone replacement therapy (HRT). We have tested 71 herbs that are used in Traditional Chinese Medicine (TCM) for their ability to regulate transcriptional activity in the presence of ER(alpha) or ER(beta). Over forty five percent (46.4%) of the herbs show selective activity on the two ERs. In these studies, we identified the herbs that selectively regulate ER(alpha) or ER(beta) and recruit coregulatory proteins to ER(beta).

         These studies have the potential to identify natural selective estrogen receptor modifiers (SERMs), such as the drug tamoxifen, that may be used, with FDA approval, to prevent and treat breast cancer. In addition, we anticipate these studies will provide leads for HRT that do not increase the risk of breast cancer. Other indications for estrogenic compounds or SERMs are osteoporosis, cardiovascular disease prevention, arthritis and menopausal symptomatic management (such as hot flashes, insomnia, vaginal dryness and decreased libido).

         PHARMACOLOGY

         After assessing the functional activity of whole herb extracts in our established assay systems, we aim to isolate anticancer and estrogenic compounds from herbal extracts to identify their structure and to evaluate their pharmacodynamic and pharmacokinetic properties. The following studies will be conducted for all extracts in order to comply with FDA regulatory demands:

     o FRACTIONATION OF WHOLE HERB EXTRACTS. These studies will be done in order to discover the active components as well as for production markers.

     o EVALUATION OF THE PHARMACOKINETIC AND METABOLISM OF ISOLATED COMPOUNDS. Since the drugs are designed to have greater selectivity and less toxicity, these studies will allow us to further determine the potential effects.

     o BOTANICAL DRUG CONSISTENCY MEASURES. Bionovo has developed methods for simultaneous intra batch and inter batch consistency measures using state of the art technology.

     o BIOLOGICAL MEASURES. Specific biochemical assays will be employed to measure biological specificity and effect.

         We will also repeat all quantifiable biological measures, pertaining to the drug, available through our proposed drug platforms. This will ensure qualitative efficacy control of proposed drugs. By identifying compounds both biologically, as well as pharmacologically, we believe we will be able to overcome any FDA hurdles regarding drug consistency.

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

         CLINICAL TRIALS DESIGN

         Many companies with good science suffer from a lack of sufficient clinical knowledge, poor clinical trials design expertise or limited access to reputable clinical facilities to conduct their early trials. Since our approach to drug design relies heavily on clinical experience and expertise, in our respected fields, we emphasize sound clinical trial design as one of our strengths.

         All of our drug trials follow traditional methods for assessment as well as auxiliary clinical and objective measures in order to strengthen our primary and secondary claims.

         Our founders and certain of the members of our scientific advisory board together have extensive expertise in all three aspects detailed above. In addition, our founders Dr. Tagliaferri and Mr. Cohen are pioneers in the development and design of clinical trials for natural compounds and mixtures.

         RESEARCH AND DEVELOPMENT

         Our pre-clinical research is conducted at UCSF, UCB and UCHSC. We employ two individuals who are active in our research and development activities. We are engaged with four separate laboratories for collaboration in our drug development. We have incurred research and development expenses of approximately $275,600 in 2004 and $22,179 in 2003.

         SCIENTIFIC CONSULTANTS

         We have consulting agreements with a number of leading academic scientists and clinicians, who collectively serve as our Scientific Advisory Board. These individuals serve as key consultants with respect to our product development programs and strategies. They are distinguished scientists and clinicians with expertise in numerous scientific fields, including pharmacology, cancer, estrogen receptor biology and clinical drug testing.

         We use consultants to provide us with expert advice and consultation on our scientific programs and strategies. They also serve as important contacts for us throughout the broader scientific community.

         We retain each consultant according to the terms of a consulting agreement. Under such agreements, we pay them a consulting fee. In addition, some consultants hold options to purchase our common stock, subject to the vesting requirements contained in the consulting agreements. Our consultants are employed by institutions other than ours, and therefore may have commitments to, or consulting or advisory agreements with, other entities or academic institutions that may limit their availability to us.

INTELLECTUAL PROPERTY

         Patent protection is important to our business. The patent position of companies in the pharmaceutical field generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. Therefore, we cannot assure you that any patent applications relating to our products or processes will result in patents being issued, or that the resulting patents, if any, will provide protection against competitors who successfully challenge our patents, obtain patents that may have an adverse effect on our ability to conduct business, or are able to circumvent our patent position. It is possible that other parties have conducted or are conducting research and could make discoveries of compounds or processes that would precede any of our discoveries. Finally, there can be no assurance that others will not independently develop similar pharmaceutical products which will compete against ours, or cause our drug product candidates and compounds to become obsolete. We have filed

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

two patent applications related to our drug candidates, but we cannot be certain that they will issue as patents.

         Our competitive position is also dependent upon unpatented trade secrets. We intend to implement a policy of requiring our employees, consultants and advisors to execute proprietary information and invention assignment agreements upon commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of their relationship with us must be kept confidential, except in specified circumstances. However, we cannot assure you that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure of confidential information. Further, invention assignment agreements executed by consultants and advisors may conflict with, or be subject to, the rights of third parties with whom such individuals have employment or consulting relationships. In addition, we cannot assure you that others will not independently develop equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed, or that we can effectively protect our rights to unpatented trade secrets.

         We may be required to obtain licenses to patents or proprietary rights of others. We cannot assure you that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to us or at all. If we do not obtain such licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or could find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Litigation may be necessary to defend against or assert claims of infringement to enforce patents issued to us or exclusively licensed to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. In addition, we may become involved in oppositions in foreign jurisdictions or interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions with respect to our patent applications or those of our licensors. Litigation, opposition, or interference proceedings could result in substantial costs to and diversion of effort by, and may have a material adverse impact on, us. In addition, we cannot assure you that our efforts will be successful. See "Risk Factors."

LICENSE AND RESEARCH AGREEMENTS

         In November 2003, Bionovo signed a development agreement with United Biotech Company (UBC) an affiliate company of Maywufa of Taipei, Taiwan for MF101 and BZL101 for the Taiwan region only. UBC is responsible for all material expenses related to the development of MF101 and BZL101 in Taiwan, while Bionovo is responsible to support the development process by providing all relevant information for obtaining regulatory approval to proceed with clinical testing in Taiwan.

GOVERNMENT REGULATION

         Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture, and expected marketing of our drug product candidates and in our ongoing research and development activities. The nature and extent to which such regulation will apply to us will vary depending on the nature of any products developed. We anticipate that all of our drug product candidates will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with the appropriate federal statutes and regulations requires substantial time and financial resources. Any failure by us or our collaborators to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing of any products developed by us, our ability to receive product revenues, and our liquidity and capital resources.

         The development, manufacture, marketing, and distribution of drug products are extensively regulated by the FDA in the U.S. and similar regulatory agencies in other countries. The steps ordinarily required before a new drug may be marketed in the U.S., which are similar to steps required in most other countries, include:

         o preclinical laboratory tests, preclinical studies in animals, formulation studies and the submission to the FDA of an investigational new drug application;

         o adequate and well-controlled clinical trials to establish the safety and efficacy of the drug;

         o   the submission of a new drug application to the FDA; and,

         o FDA review and approval of the new drug application (NDA) or biologics license application (BLA).

         Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal studies. The results of preclinical testing are submitted to the FDA as part of an investigational new drug (IND) application. A 30-day waiting period after the filing of each IND application is required prior to commencement of clinical testing in humans. At any time during the 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The IND application process may be extremely costly and substantially delay development of our drug product candidates. Moreover, positive results of preclinical tests will not necessarily indicate positive results in subsequent clinical trials. The FDA may require additional animal testing after an initial IND is approved and prior to Phase III trials. These additional studies are customary for drugs intended for use by healthy populations. Our menopausal drug, MF101, may be subjected to such studies, which may delay or damage our ability to complete trials and obtain a marketing license.

         Clinical trials to support new drug applications are typically conducted in three sequential phases, although the phases may overlap. During Phase I, clinical trials are conducted with a small number of subjects to assess metabolism, pharmacokinetics, and pharmacological actions and safety, including side effects associated with increasing doses. Phase II usually involves studies in a limited patient population to:

         o   assess the efficacy of the drug in specific, targeted indications;

         o   assess dosage tolerance and optimal dosage; and

         o   identify possible adverse effects and safety risks.

         If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites.

         After successful completion of the required clinical trials, a new drug application (NDA) is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the NDA must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA reviews the NDA and responds to the applicant. FDA requests for additional information or clarification often significantly extend the review process. The FDA may refer the NDA to an appropriate advisory committee for review, evaluation, and recommendation as to whether the NDA should be approved, although the FDA is not bound by the recommendation of an advisory committee.

         If the FDA evaluations of the application and the manufacturing facilities are favorable, the FDA may issue an approval letter or an "approvable" letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the NDA and authorization of commercial marketing of the drug for certain indications. The FDA may also refuse to approve the NDA or issue a "not approvable" letter outlining the deficiencies in the submission and often requiring additional testing or information.

         The Food and Drug Administration's Modernization Act codified the FDA's policy of granting "fast track" approval of cancer therapies and other therapies intended to treat severe or life threatening diseases and having potential to address unmet medical needs. Previously, the FDA approved cancer therapies primarily based on patient survival rates or data on improved quality of life. The FDA considered evidence of partial tumor shrinkage, while often part of the data relied on for approval, insufficient by itself to warrant approval of a cancer therapy, except in limited situations. Under the FDA's revised policy, which became effective in 1998, the FDA has broadened authority to consider evidence of partial tumor shrinkage or other clinical outcomes for approval. This revised policy is intended to facilitate the study of cancer therapies and shorten the total time for marketing approvals. We intend to take advantage of this policy; however, it is too early to tell what effect, if any, these provisions may have on the approval of our drug product candidates.

         Sales outside the United States of products we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a product for sale in the United States, the product may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

         We are also subject to various Federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We cannot accurately predict the extent of government regulation that might result from future legislation or administrative action.

MANUFACTURING

         We currently have no manufacturing capabilities. To date, we have engaged an overseas manufacturer experienced in FDA Good Manufacturing Practices (or GMP) for drug production, for the supply of compounds solely for our pre-clinical research and development activities.

         In order to successfully commercialize our drug product candidates, we, or third parties with whom we contract, must be able to manufacture products in commercial quantities in compliance with the FDA's current GMP (or cGMP) at acceptable costs and in a timely manner. As we do not own a cGMP manufacturing facility, we expect to contract with third parties to provide us with cGMP production capacity when appropriate.

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COMPETITION

         Competition in the pharmaceutical and biotechnology industries is intense. Our competitors include pharmaceuticals companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields represent substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. To compete successfully in this industry we must identify novel and unique drugs or methods of treatment and then complete the development of those drugs as treatments in advance of our competitors.

         The drugs that we are attempting to develop will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. Other companies have products or drug candidates in various stages of pre-clinical or clinical development to treat diseases for which we are also seeking to discover and develop drug candidates. Some of these potential competing drugs are further advanced in development than our drug candidates and may be commercialized earlier.

         In particular, there are numerous companies attempting to discover and develop drugs to treat cancer. Many of them are targeting pathways similar to those targeted by us. However, we believe few of the companies are attempting to develop drugs derived from natural products and fewer companies are trying to discover drugs from botanical extracts. Moreover, we are not aware of many companies attempting to discover and develop more selective estrogen receptor modulators.

         We believe we posses the competitive advantage of using unique techniques with extracts that are considered to be safe and tolerable in humans. We also believe that finding lead drugs that are orally tolerable and potentially safe from the start of the discovery process provides an advantage in the pharmaceutical industry.

EMPLOYEES

         We had four employees as of May 31, 2005, of which two are in research and development and two in administration. None of these employees is covered by a collective bargaining agreement and we believe our employee relations are good.

FACILITIES

         We maintain our principal executive and administrative offices in Emeryville, California, consisting of 1900 square feet of leased space.

LEGAL PROCEEDINGS

         We are not a party to any pending or threatened legal proceedings.

                                  RISK FACTORS

         You should carefully consider the following risks and uncertainties. If any of the following occurs, our business, financial condition or operating results could be materially harmed. These factors could cause the trading price of our common stock to decline, and you could lose all or a part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND ARE CONSIDERED A DEVELOPMENT STAGE COMPANY.

         We are considered a development stage company for accounting purposes because we have not generated any material revenues to date. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION INVOLVES A NUMBER OF UNCERTAINTIES, AND WE MAY NEVER GENERATE SUFFICIENT REVENUES FROM THE SALE OF POTENTIAL PRODUCTS TO BECOME PROFITABLE.

         We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop, clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, it cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receives revenues from sales of our potential products, collaborative arrangements and other sources. Some of these fluctuations may be significant.

         All of our products in development will require extensive additional development, including preclinical testing and human studies, as well as regulatory approvals, before it can market them. We cannot predict if or when any of the products we are developing or those being co-developed with us partners will be approved for marketing. There are many reasons that we or our collaborative partners may fail in our efforts to develop our potential products, including the possibility that:

     o preclinical testing or human studies may show that our potential products are ineffective or cause harmful side effects;

     o the products may fail to receive necessary regulatory approvals from the FDA or foreign authorities in a timely manner, or at all;

     o the products, if approved, may not be produced in commercial quantities or at reasonable costs;

     o the potential products, once approved, may not achieve commercial acceptance;

     o regulatory or governmental authorities may apply restrictions to our potential products, which could adversely affect their commercial success; or

     o the proprietary rights of other parties may prevent us or our partners from marketing our potential products.

WE INTEND TO BUILD MARKETING AND SALES CAPABILITIES IN THE UNITED STATES AND EVENTUALLY INTERNATIONALLY WHICH IS AN EXPENSIVE AND TIME-CONSUMING PROCESS AND MAY INCREASE OUR LOSSES.

         Developing the sales force to market and sell our potential products is a difficult, expensive and time-consuming process. In addition to developing a sales force within our company, it will likely rely on third-party distributors to distribute our potential products. The distributors would be responsible for providing many marketing support services, including customer service, order entry, shipping and billing and customer reimbursement assistance. Our anticipated reliance on these third parties means our results may suffer if any of them are unsuccessful or fail to perform as expected. We may not be able to successfully build sales and marketing capabilities sufficiently to successfully commercialize our potential products in the territories where they receive marketing approval.

OUR DRUG DEVELOPMENT PROGRAMS WILL REQUIRE SUBSTANTIAL ADDITIONAL FUTURE FUNDING WHICH COULD HURT OUR OPERATIONAL AND FINANCIAL CONDITION.

         Our drug development programs require substantial additional capital to successfully complete them, arising from costs to:

     o   conduct research, preclinical testing and human studies;

     o establish pilot scale and commercial scale manufacturing processes and facilities; and

     o establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

         Our future operating and capital needs will depend on many factors, including:

     o the pace of scientific progress in our research and development programs and the magnitude of these programs;

     o   the scope and results of preclinical testing and human studies;

     o   the time and costs involved in obtaining regulatory approvals;

     o the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

     o   competing technological and market developments;

     o   our ability to establish additional collaborations;

     o   changes in our existing collaborations;

     o   the cost of manufacturing scale-up; and

     o   the effectiveness of our commercialization activities.

         We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change the our cash requirements as they determine such one-time events as the receipt of major milestones and other payments.

         If additional funds are required to support our operations and we are unable to obtain them on favorable terms, we may be required to cease or reduce further development or commercialization of our potential products, to sell some or all of our technology or assets or to merge with another entity.

OUR POTENTIAL PRODUCTS FACE SIGNIFICANT REGULATORY HURDLES PRIOR TO MARKETING WHICH COULD DELAY OR PREVENT SALES. EVEN AFTER APPROVAL, GOVERNMENT REGULATION OF OUR BUSINESS IS EXTENSIVE.

         Before we obtain the approvals necessary to sell any of our potential products, we must show through preclinical studies and human testing that each potential product is safe and effective. We have a number of products moving toward or currently in clinical trials. Failure to show any potential product's safety and effectiveness would delay or prevent regulatory approval of the product and could adversely affect our business. The clinical trials process is complex and uncertain. The results of preclinical studies and initial clinical trials may not necessarily predict the results from later large-scale clinical trials. In addition, clinical trials may not demonstrate a potential product's safety and effectiveness to the satisfaction of the regulatory authorities. A number of companies have suffered significant setbacks in advanced clinical trials or in seeking regulatory approvals, despite promising results in earlier trials. The

FDA may also require additional clinical trials after regulatory approvals are received, which could be expensive and time-consuming, and failure to successfully conduct those trials could jeopardize continued commercialization.

         The rate at which we complete our clinical trials depends on many factors, including our ability to obtain adequate supplies of the potential products to be tested and patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment may result in increased costs and longer development times. In addition, our collaborative partners may have rights to control product development and clinical programs for products developed under the collaborations. As a result, these collaborators may conduct these programs more slowly or in a different manner than we had expected. Even if clinical trials are completed, we or our collaborative partners still may not apply for FDA approval in a timely manner or the FDA still may not grant approval.

         In addition, the manufacturing and marketing of approved potential products is subject to extensive government regulation, including by the FDA, DEA and state and other territorial authorities. The FDA administers processes to assure that marketed products are safe, effective, consistently uniform, of high quality and marketed only for approved indications. Failure to comply with applicable regulatory requirements can result in sanctions up to the suspension of regulatory approval as well as civil and criminal sanctions.

WE FACE SUBSTANTIAL COMPETITION WHICH MAY LIMIT OUR REVENUES.

         Some of the drugs that we are developing will compete with existing treatments. In addition, several companies are developing new drugs that target the same diseases that we are targeting. Many of our existing or potential competitors, particularly large drug companies, have greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. Many of these companies also have extensive experience in preclinical testing and human clinical trials, obtaining FDA and other regulatory approvals and manufacturing and marketing pharmaceutical products. In addition, academic institutions, governmental agencies and other public and private research organizations are developing products that may compete with the products we are is developing. These institutions are becoming more aware of the commercial value of their findings and are seeking patent protection and licensing arrangements to collect payments for the use of their technologies. These institutions also may market competitive products on their own or through joint ventures and will compete with us in recruiting highly qualified scientific personnel.

THIRD-PARTY REIMBURSEMENT AND HEALTH CARE REFORM POLICIES MAY REDUCE OUR FUTURE SALES.

         Sales of prescription drugs depend significantly on access to the formularies, or lists of approved prescription drugs, of third-party payers such as government and private insurance plans, as well as the availability of reimbursement to the consumer from these third party payers. These third party payers frequently require drug companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for medical products and services. Our potential products may not be considered cost-effective, may not be added to formularies and reimbursement to the consumer may not be available or sufficient to allow us to sell our potential products on a competitive basis.

         In addition, the efforts of governments and third-party payers to contain or reduce the cost of health care will continue to affect the business and financial condition of drug companies such as us. A number of legislative and regulatory proposals to change the health care system have been discussed in recent years, including price caps and controls for pharmaceuticals. These proposals could reduce and/or cap the prices for our potential products or reduce government reimbursement rates for such products. In addition, an increasing emphasis on managed care in the United States has and will continue to increase pressure on drug pricing. We cannot predict whether legislative or regulatory proposals will be adopted or what effect those proposals or managed care efforts may have on our business. The announcement and/or adoption of such proposals or efforts could adversely affect our business.

WE EXPECT TO RELY HEAVILY ON COLLABORATIVE RELATIONSHIPS AND TERMINATION OF ANY OF THESE PROGRAMS COULD REDUCE THE FINANCIAL RESOURCES AVAILABLE TO US, INCLUDING RESEARCH FUNDING AND MILESTONE PAYMENTS.

         Our strategy for developing and commercializing many of our potential products, including products aimed at larger markets, includes entering into collaborations with corporate partners, licensors, licensees and others. These collaborations will provide us with funding and research and development resources for potential products. These agreements also will give our collaborative partners significant discretion when deciding whether or not to pursue any development program. Our collaborations may not be successful.

         In addition, our collaborators may develop drugs, either alone or with others, that compete with the types of drugs they currently are developing with us. This would result in less support and increased competition for our programs. If any of our collaborative partners breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully, our product development under these agreements will be delayed or terminated.

         We may have disputes in the future with our collaborators, including disputes concerning who owns the rights to any technology developed. These and other possible disagreements between us and our collaborators could delay our ability and the ability of our collaborators to achieve milestones or our receipt of other payments. In addition, any disagreements could delay, interrupt or terminate the collaborative research, development and commercialization of certain potential products, or could result in litigation or arbitration. The occurrence of any of these problems could be time-consuming and expensive and could adversely affect our business.

FAILURE TO SECURE PATENTS AND OTHER PROPRIETARY RIGHTS OR CHALLENGES TO THOSE PATENTS AND RIGHTS MAY SIGNIFICANTLY HURT OUR BUSINESS.

         Our success will depend on our ability to obtain and maintain patents and proprietary rights for our potential products and to avoid infringing the proprietary rights of others, both in the United States and in foreign countries. Patents may not be issued from any of these applications currently on file, or, if issued, may not provide sufficient protection.

         Our patent position, like that of many pharmaceutical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may not develop or obtain rights to products or processes that are patentable. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us. Further, the manufacture, use or sale of our potential products may infringe the patent rights of others.

         Several drug companies and research and academic institutions have developed technologies, filed patent applications or received patents for technologies that may be related to our business. In addition, we may not be aware of all patents or patent applications that may impact our ability to make, use or sell any of our potential products. For example, US patent applications may be kept confidential while pending in the Patent and Trademark Office and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from the patent rights of others could limit our ability to obtain meaningful patent protection. If other companies obtain patents with conflicting claims, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms, or at all. Any failure to obtain such licenses could delay or prevent us from pursuing the development or commercialization of our potential products.

         We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others' rights. If any of our competitors have filed patent applications in the United States which claim technology we also have invented, the Patent and Trademark Office may require us to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

         We also rely on unpatented trade secrets and know-how to protect and maintain our competitive position. Confidentiality agreements signed by our employees, consultants, collaborators and others may be breached, and we may not have adequate remedies for any breach. In addition, our competitors may independently discover our trade secrets.

OUR BUSINESS WILL EXPOSE US TO PRODUCT LIABILITY RISKS, AND THEY MAY NOT HAVE SUFFICIENT INSURANCE TO COVER ANY CLAIMS.

         Our business will expose us to potential product liability risks. A successful product liability claim or series of claims brought against us could result in payment of significant amounts of money and divert management's attention from running the business. Wer may not be able to obtain and maintain insurance on acceptable terms, or such insurance may not provide adequate protection in the case of a product liability claim. To the extent that product liability insurance, if available, does not cover potential claims, we will be required to self-insure the risks associated with such claims.

IF WE LOSE THE SERVICES OF OUR CO-FOUNDERS WHO SERVE AS DIRECTORS AND OFFICERS OF OUR COMPANY, OUR OPERATIONS COULD BE DISRUPTED AND OUR BUSINESS COULD BE HARMED.

         Our business plan relies significantly on the continued services of our co-founders, Isaac Cohen and Mary Tagliaferri. If were to lose the services of one or both of them, our ability to continue to execute our business plan could be materially impaired. In addition, while we have employment agreements with Mr. Cohen and Dr. Tagliaferri, the agreements would not prevent either of them from terminating their employment with us.

CONSIDERATIONS RELATED TO OUR COMMON STOCK

THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH SUCH SHARES WERE PURCHASED, OR AT ALL.

         There has been no active public market for our common stock prior to the reverse merger transaction on April 6, 2005. We have not disclosed in this Report information regarding past trading of our common stock because we will be conducting a different type of business following the merger. An active public market for our common stock may not develop or be sustained.

         The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

     o the results of research or development testing of our or our competitors' products;

     o   technological innovations related to diseases we are is studying;

     o   new commercial products introduced by our competitors;

     o   government regulation of our industry;

     o   receipt of regulatory approvals by our competitors;

     o our failure to receive regulatory approvals for products under development;

     o   developments concerning proprietary rights; or

     o   litigation or public concern about the safety of our products.

         The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of drug development companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

         Additional risks may exist since we became public through a "reverse merger." Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

OUR COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of our common stock is likely to be less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become gradually available for resale in the public market pursuant to the registration of those shares the supply of our common stock will increase, which could decrease its price. We issued 20,461,000 shares of our common stock and warrants to purchase up to 9,230,980 shares of our common stock (inclusive of warrants issued to placement agents and advisors in the private offerings and reverse merger transactions) in our private offerings. Some or all of these shares of common stock may be offered from time to time in the open market pursuant to Rule 144 (or pursuant to a registration statement, if one is effective), and these sales may have a depressive effect on the market for the shares of our common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form

144, sell into the market common stock in an amount (over a three month period) equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Any of the restricted shares may be sold by a non-affiliate after they have been held two years.

OUTSTANDING WARRANTS MAY ADVERSELY AFFECT THE TERMS UPON WHICH WE COULD OBTAIN ADDITIONAL CAPITAL.

         As of May 31, 2005, we had outstanding warrants to purchase up to 9,919,524 shares of our common stock. Holders of warrants are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the warrants. Further, while the warrants are outstanding they may adversely affect the terms on which we could obtain additional capital.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

         Our officers, directors and principal stockholders control approximately 42.9% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS FOR THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

         We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                          CAUTIONARY LANGUAGE REGARDING
                  FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

         Some of the statements under "Risk Factors," "Description of Business" and elsewhere in this Report constitute "forward-looking statements" that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report.

         All statements, other than statements of historical facts, included in this Report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We are under no duty to update any forward-looking statements or other information contained in this Report. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Cautionary Statements" and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

DIrECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

         The following table sets forth information regarding the members of our board of directors and our executive officers. Mr. Cohen became a director and officer and Dr. Tagliaferri became an officer on April 6, 2005, the closing date of our reverse merger, and Drs. Tagliaferri and Naveh became directors effective May 22, 2005. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

NAME                AGE   POSITION
----                ---   --------
Isaac Cohen         42    Chairman, President, Chief Executive Officer and Chief
                          Scientific Officer

Mary Tagliaferri    39    Vice President, Chief Regulatory Officer, Secretary,
                          Treasurer and Director

David Naveh         53    Director


         The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

         ISAAC COHEN, L.AC., O.M.D., DIRECTOR, CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF SCIENTIFIC OFFICER. Mr. Cohen is a co-founder of Bionovo, and has served as its Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director since February 2002. He became our Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director on April 6,

2005. In addition to his services to and research at Bionovo, Isaac Cohen has been a Guest Scientist at the University of California, San Francisco (UCSF) Cancer Research Center and UCSF Center for Reproductive Endocrinology since 1995. His work with UCSF encompasses basic and clinical studies of products derived from natural products to treat cancer and menopause symptoms. Mr. Cohen has been in private practice at The American Acupuncture Center, located in Berkeley, California since 1989. Mr. Cohen has developed four drug products that have been awarded Investigational New Drug licenses (INDs) from the U.S. Food and Drug Administration (FDA) in the past seven years.

         MARY TAGLIAFERRI, M.D., L.AC., VICE PRESIDENT, CHIEF REGULATORY OFFICER, SECRETARY AND TREASURER AND DIRECTOR. Dr. Tagliaferri is a co-founder of Bionovo, and has served as its Chief Regulatory Officer, Secretary and Treasurer and a Director since February 2002. She became Vice President, Chief Regulatory Officer, Secretary and Treasurer of our company on April 6, 2005, and a director effective on May 22, 2005. Dr. Tagliaferri manages and directs all clinical research projects of Bionovo that have been outsourced to academic medical centers in the United States and in Taiwan. In addition to her services to and work at Bionovo, Dr. Tagliaferri has conducted translational research with the University of California, San Francisco since 1996. She has been awarded four new Investigational New Drug licenses from the FDA over the past seven years. Dr. Tagliaferri received her B.S. from Cornell University and her medical degree from the University of California, San Francisco. She also holds a Master's degree in traditional Chinese medicine from the American College of Traditional Chinese Medicine.

         DAVID NAVEH, PH.D., M.B.A., DIRECTOR. Dr. Naveh has served as a director of Bionovo since August 2003. He became a director of our company effective on May 22, 2005. Dr. Naveh has worked for Bayer Corporation since 1992 and currently serves as Chief Technical Officer of Bayer Biological Products, Worldwide. Prior to Bayer Corporation, Dr. Naveh served in the capacity of Process Development and Plant Management at Schering Plough from 1984 to 1988 and Director of Operations at Centocor from 1988 to 1992. Dr. Naveh has participated in the development and commercialization of a number of FDA approved drugs including: Intron, Reopro, Remicaid, Myoscint, Centoxin, Kogenate, and Kogenate-FS. He currently holds seven patents including first authorship of key GM-CSF and IL-4 patents. He is a graduate of Technion in Haifa, Israel. He received a Ph.D. in Biochemical Engineering and an M.B.A. from the University of Minnesota, Minneapolis. From 1982-1984, he was an Assistant Professor (tenure track) at the University of Wisconsin, Madison where he taught plant design and biophysical chemistry. He has authored over 30 peer reviewed papers and is on the editorial board of "BIOSEPARATIONS."

MEETINGS OF OUR BOARD OF DIRECTORS

         Our board of directors held no formal meetings during the year ended December 31, 2004 and conducted all of its business and approved all corporate action by the unanimous written consent of its members.

COMPENSATION OF DIRECTORS

         As a member of our board of directors, Dr. Naveh receives $2,000 per month for his service. He has also received stock options to purchase 816,000 shares of Bionovo common stock which were assumed by us in our reverse merger with Bionovo. The stock options now represent the option to purchase the same number of shares of our common stock.

         We have not yet developed a general compensation plan for our non-employee directors. We do not anticipate that we will compensate our officers or employees for any services rendered as a member of our board of directors.

         Before April 6, 2005, directors of Lighten Up Enterprises International were not compensated for their services as directors.

BOARD COMMITTEES

         We currently does not have standing audit, nominating or compensation committees of our board of directors, or committees performing similar functions, and therefore our entire board of directors performs such functions. We currently are not listed on any national exchange or national association and are not required to maintain such committees because the volume of matters that come before the board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Of our current directors, we believe only one, Dr. Naveh, to be independent. All directors participate in the consideration of director nominees. We currently do not have a policy with regard to attendance at board meetings.

         We do not have a policy with regard to consideration of nominations of directors. We accept nominations for directors from our stockholders. There is no minimum qualification for a nominee to be considered by our board of directors. All of our directors will consider any nomination and will consider such nomination in accordance with his or her fiduciary responsibility to us and our stockholders.

         Stockholders may send communications to our board of directors by writing to Lighten Up Enterprises International, 2200 Powell Street, Suite 675, Emeryville, California, 94608, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

         AUDIT COMMITTEE. We intend to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

         COMPENSATION COMMITTEE. We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our Stock Incentive Plan, and recommend and approve grants of stock options under that plan.

         NOMINATING COMMITTEE. We intend to establish a nominating committee of the board of directors. The nominating committee would be responsible for board member qualification and nomination to the full board of directors.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

         No executive officer, present director, proposed director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

         There are no family relationships among our directors and executive officers.

LEGAL PROCEEDINGS

         As of the date of this Report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our and Bionovo's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

                           SUMMARY COMPENSATION TABLE

                                                          Annual                    Long-term
                                                      Compensation (1)             Compensation
                                                   ----------------------- ---------------------------
                                                                              Awards        Payouts
                                                                           -------------- ------------
                                                                            Securities
                                                                            Underlying       LTIP          All Other
                                         Fiscal      Salary       Bonus      Options/       Payouts       Compensation
Name and Principal Position               Year         ($)         ($)       SARs (#)         ($)             ($)
--------------------------------------- ---------- ------------ ---------- -------------- ------------ -------------------
Isaac Cohen, L.Ac., O.M.D.                2004       90,000         -           -              -           27,120 (2)
Chairman, President, Chief Executive      2003          -           -           -              -                -
Officer, Chief Scientific Officer and     2002          -           -           -              -                -
Director

Mary Tagliaferri, M.D., L.Ac.             2004       118,000        -           -              -           34,120 (3)
Vice President, Chief Regulatory          2003          -           -           -              -                -
Officer, Secretary, Treasurer and         2002          -           -           -              -                -
Director Nominee

------------------------

(1)      Amounts paid to Mr. Cohen and Dr. Tagliaferri were paid by Bionovo,
         Inc.

(2) Amount comprised of $22,500 contributed by Bionovo, Inc. pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

(3) Amount comprised of $29,500 contributed by Bionovo, Inc. pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

OPTIONS/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

         No stock options, restricted stock or SAR grants were granted or were outstanding at any time to the executive officers named in the Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

         Isaac Cohen and Mary Tagliaferri entered into employment agreements with Bionovo in June 2004, which agreements were assumed by us in connection with the reverse merger transaction with Bionovo on April 6, 2005. Except with respect to their positions and duties, the agreements provide for substantially similar terms. Each employment agreement has an initial term of three years commencing on June 23, 2004, and will automatically renew for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under their agreements, each officer is entitled to an annual salary of $180,000, subject to annual review and potential increase by our board of directors. In addition, they are each eligible to receive annual bonuses in cash or stock options as awarded by our board of directors in its discretion. Each of Mr. Cohen and Dr. Tagliaferri also is entitled under their respective agreement to an automobile allowance of $520 per month and we have agreed to indemnify each of them in their capacity as an officer or director. If either officer's employment is terminated by us without cause, or by the officer for good reason, then the officer will be entitled to continue to receive his or her base salary, bonuses and other benefits for a period of six months. Both Mr. Cohen and Dr. Tagliaferri are obligated to seek comparable employment if his or her employment is so terminated, and we will have the right to offset any amounts paid to such officer from any such other employment against amounts we owe to him or her during the six month period following their employment termination.

STOCK INCENTIVE PLAN

         BACKGROUND AND PURPOSE. On April 6, 2005, in connection with the completion of the reverse merger, the board of directors of our company assumed and adopted the Stock Incentive Plan, as amended, of Bionovo, which we refer to as the Plan, and recommended that it be submitted to our stockholders for their approval.

         The purpose of the Plan is to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and certain other eligible persons with stock based awards and incentives for high levels of individual performance and improved financial performance of our company. The Plan provides for the ability for us to issue stock options and restricted stock awards. Stock options may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (which we refer to as the Code), or non-qualified stock options.

         As of April 6, 2005, stock options to purchase a total of approximately 1,781,253 shares of our common stock had been granted under the Plan by Bionovo prior to its acquisition by us in the reverse merger transaction. These options, which expire ten years from the date of grant, were granted at exercise prices ranging from $0.29167 to $0.83333 per share. In accordance with the terms of the reverse merger transaction, these options were converted into options to purchase shares of our common stock at the same exercise price. These options will continue to be governed by the Plan.

         SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS. Under the Plan, the total number of shares of our common stock that may be subject to the granting of awards under the Plan shall be equal to 3,496,788 shares, plus the number of shares that are subject to or underlie awards that expire or for any reason are not paid or delivered under the Plan.

         A committee of our board of directors, which we refer to as the Committee, is to administer the Plan. See "Administration." The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affects our company common stock to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances.

         ELIGIBILITY. The persons eligible to receive awards under the Plan are our officers (whether or not directors) and employees, and any director of, or any individual consultant or advisory who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of our company in a capital raising transaction or as a market maker or promoter of our company's securities) to, our company and who is selected to participate in the Plan by the Committee described below.

         ADMINISTRATION. Our board of directors shall select the Committee that will administer the Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, our board of directors may exercise any power or authority granted to the Committee. Subject to the terms of the Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.STOCK OPTIONS. The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the Plan, the term "fair market value" means, as of any given date, the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. If our company common stock is not listed to trade on a national securities exchange and is not reported on the NASDAQ National Market Reporting System, "fair market value" means the mean between the bid and asked price for our company's common stock on such date, as furnissed by the National Association of Securities Dealers, Inc. In the absence of the foregoing, "fair market value: of our common stock is as established by the Committee. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee except that no option may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, check, shares that have been held for at least six months (provided the Committee in its sole discretion may limit the use of shares as payment), if authorized by the Committee or specified in an applicable award agreement, by a promissory note subject to the terms of the Plan, and by notice and third party payment in such manner as may be authorized by the Committee.

         RESTRICTED STOCK. The Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our company common stock, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors), which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Committee.

         ACCELERATION OF VESTING; CHANGE IN CONTROL. The Committee may, in its discretion, accelerate the vesting and exercisability, or the expiration of exercisability period of any award in the event of termination of employment or service with our company for any reason other than cause, and unless otherwise provided in the award agreement, vesting shall occur immediately in the case of a "change in control" of our company, as defined in the Plan.

         AMENDMENT AND TERMINATION. Our board of directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by sections 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by our board of directors. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. However, the board of directors and the Committee may not, without the written consent of the Plan participant affected thereby, terminate or suspend the Plan in any manner materially adverse to the Plan participant's rights or benefits under an outstanding award, or amend the Plan participant's award in any manner materially adverse to the Plan participant. Unless earlier terminated by our board of directors, the Plan will terminate at the close of business on the day before the 10th anniversary of its effective date.

SIMPLIFIED EMPLOYEE PENSION PLAN

         Effective December 1, 2004, Bionovo, Inc. adopted a Simplified Employee Pension Plan where Bionovo, on a discretionary basis, can contribute up to the lesser of $40,000 or 25% of an eligible participant's salary up to an annual maximum in accordance with Internal Revenue Service Regulations. The plan covers all employees of Bionovo with certain participation requirements, however Bionovo is not required to make any contributions in a given year. Bionovo made a $52,000 contribution for the year ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective upon the merger with Bionovo on April 6, 2005, we purchased and subsequently cancelled 19,975,000 and 1,065,000 shares of our common stock from Mary E. Ross and Gary Lewis, each a former director and officer, in exchange for our agreement to sell to Ms. Ross our historical business prior to the merger. Ms. Ross' acquisition of our prior business occurred on April 6, 2005.

         As of April 6, 2005, Mary Ross forgave amounts owed to her by us. The amounts were comprised of a promissory note dated December 31, 2004 in the face amount of $130,382, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006, and for additional sums representing expenses paid by her on our behalf in the sum of $7,800.

         As of April 6, 2005, Gary Lewis forgave amounts owed to him by us. The amounts were comprised of a series of promissory notes which were aggregated into a single note dated December 31, 2004 in the face amount of $41,152, bearing interest at the date of 7% per annum which was due and payable on May 31, 2006.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

         Immediately prior to our reverse merger transaction with Bionovo, Bionovo completed a private offering of its securities. The Bionovo offering consisted of 100 Units (with an over-allotment of 20 Units) at a purchase price of $100,000 per Unit, where each Unit was comprised of 200,000 shares of Bionovo common stock, and five year warrants to purchase 25,000 shares of Bionovo common stock at an exercise price of $0.75 per share and 25,000 shares of Bionovo common stock at an exercise price of $1.00 per share. In the Bionovo private offering, Bionovo sold a total of 80.955 Units for total gross proceeds of $8,095,500. In the reverse merger, the shares of Bionovo common stock issued in the Bionovo private offering were converted along with other then outstanding shares of Bionovo common stock, on a one-for-one basis, into shares of our common stock. Also in the reverse merger, the Bionovo warrants issued in the Bionovo private offering became warrants to purchase an equal number of shares of our common stock. Following the reverse merger transaction, we conducted a private offering of securities on terms similar to the foregoing Bionovo private offering.

         On May 5, 2005, we completed a private offering of Units at $100,000 per Unit, where each Unit was comprised of 200,000 shares of our common stock, and five year warrants to purchase 25,000 shares of our common stock at an exercise price of $0.75 per share and 25,000 shares of our common stock at $1.00 per share. The aggregate number of Units offered in the our private offering was
39.045 Units ($3,904,500), of which 21.35 Units were sold on May 5, 2005 for total gross proceeds of $2,135,000. The aggregate number and type of securities issued in the private offering, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of our common stock and warrants to purchase 533,750 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of our common stock at an exercise price of $1.00 per share. Placement agents in our private offering received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of our common stock at an exercise price of $0.50 per share.

         The above private offerings were made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private offerings submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants issued in the private offerings were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private offerings contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         Under the terms of the above private offerings, we have agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering our shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private offerings. We will use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not filed or is, for any reason, not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private offerings. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days (or part thereof) after the relevant date (i.e., filing date or effective date), and for any subsequent 30-day period (or part thereof), thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

DESCRIPTION OF SECURITIES

         COMMON STOCK. Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our Common Stock do not have preemptive rights, are entitled to one vote for each share of Common Stock held of record by them, and do not have the right to cumulate their votes for election of directors.

         WARRANTS. The warrants issued in our private offering and those Bionovo warrants issued in Bionovo's private offering that became warrants to purchase our common stock in the reverse merger, grant holders the right to purchase shares of our common stock at an exercise price of $0.75 and $1.00 per share, as applicable, and are exercisable for five years. Commencing upon the date the SEC declares effective a registration statement covering the resale of the shares of our common stock underlying the such warrants, we shall have the right to call on 15 days notice unexercised warrants for cancellation in whole or in part if the closing bid price of our common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a specified period of time and during such period the average trading volume of the shares of our common stock equals or exceeds 100,000. The warrants contain customary anti-dilution provisions.

         OTHER BIONOVO WARRANTS. In addition to the above warrants, we have outstanding warrants issued in a bridge financing completed by Bionovo in September 2004, to purchase up to 556,123 shares of our common stock at a current exercise price of $0.539416667 per share. The warrants are subject to anti-dilution adjustments, as well as a "purchase price reset provision" where certain issuances of common stock or securities which may be converted into or exercised for our common stock at a per share price less than the exercise price of the warrants, would cause such exercise price to be adjusted to the lower per share price. The warrants may be exercised until the fifth anniversary of the reverse merger transaction with Bionovo.

         We also have outstanding warrants issued to the placement agent in Bionovo's September 2004 bridge financing to purchase up to 132,421 shares of our common stock at an exercise price of $0.359583333. The warrants are subject to anti-dilution adjustments and are exercisable until September 30, 2009.

         We also have outstanding five year warrants to purchase up to 2,136,100 shares of our common stock at an exercise price of $0.50 per share and warrants to purchase up to 1,979,630 shares of our common stock at an exercise price of $0.01 per share. These warrants were issued to placement agents and advisors in Bionovo's private offering and our reverse merger transaction on April 6, 2005, and our private offering on May 5, 2005. The warrants are subject to anti-dilution adjustments.

         CERTAIN REGISTRATION RIGHTS. In addition to the registration rights described above with respect to shares of our common stock issued or issuable in connection with the above-described private offerings, we have granted registration rights with respect to our shares of common stock into which previously outstanding convertible notes were converted and into which the other warrants described above may be exercised. Filing of the registration statement is required to be made not later than 90 days following the Reverse Merger. If the registration statement is not declared effective within 120 days after the merger, we will be required to pay each such holder an amount equal to one percent per 30-day period of the purchase price paid by such holder for the convertible notes.

TRADING INFORMATION

         Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol LTUP.OB. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to list our common stock for trading on the American Stock Exchange or Nasdaq SmallCap Market, although we cannot be certain that this application will be approved.

         The transfer agent for our common stock is Interwest Transfer Co., Inc., P.O. Box 17136, 1981 East 4800 South, Salt Lake City, Utah 84117, telephone: 801-272-9294.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with
Item 9.01(a), our audited financial statements for the fiscal years ended December 31, 2004 and 2003 will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

         (b) PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), our pro forma financial statements will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

         (c) EXHIBITS.

         The exhibits listed in the following Exhibit Index are filed as part of this Report.

    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

       2.1 Agreement of Merger and Plan of Reorganization, dated as of April 6, 2005, among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and Bionovo, Inc. (incorporated herein by reference from Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on April 8, 2005)

       3.1(i) Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(i) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.1(ii) Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(ii) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.1(iii) Certificate of Amendment to Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(iii) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.2 By-laws of the Registrant (incorporated herein by reference from Exhibit 3.2 to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       4.1 Form of Private Placement Warrant (incorporated herein by reference from Exhibit 4.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

       10.1 Form of Private Placement Subscription Agreement (incorporated herein by reference from Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

       10.2 Form of Private Placement Investor Questionnaire (incorporated herein by reference from Exhibit 10.2 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

       10.3 Form of Private Placement Registration Rights Agreement (incorporated herein by reference from Exhibit 10.3 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

       10.4 Form of Private Placement Acknowledgement and Amendment (incorporated herein by reference from Exhibit 10.4 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

       10.5          Registration Rights Agreement, dated September 30, 2004

       10.6 Stock Incentive Plan, as amended (incorporated herein by reference from Exhibit 5 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

       10.7 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Isaac Cohen

       10.8 Assignment and Assumption Agreement, dated April 6, 2005, among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement

       10.9 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Mary Tagliaferri

       10.10 Assignment and Assumption Agreement, dated April 6, 2005, among the Registrant, Bionovo, Inc. and Mary Tagliaferri regarding Employment Agreement

       10.11 Licensing and Technology Transfer Agreement, dated November 6, 2003, between Bionovo, Inc. and United Biotech Corporation (certain terms of this agreement have been omitted and are subject to a request for confidential treatment with the SEC) (to be filed by amendment)

       21.1          Subsidiaries of Registrant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 3, 2005            LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.


                               By: /s/ Isaac Cohen
                                   --------------------------------------------
                                   Isaac Cohen
                                   Chief Executive Officer and President

                                INDEX TO EXHIBITS


    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

       10.5          Registration Rights Agreement, dated September 30, 2004

       10.7 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Isaac Cohen.

       10.8 Assignment and Assumption Agreement, dated April 6, 2005, among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement

       10.9 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Mary Tagliaferri

       10.10 Assignment and Assumption Agreement, dated April 6, 2005, among the Registrant, Bionovo, Inc. and Mary Tagliaferri regarding Employment Agreement

       21.1          Subsidiaries of Registrant